Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Staar Surgical Co. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 8, 2026

Yunqi Path Capital Master Fund

By:	/s/ Christopher Min Fang Wang
Christopher Min Fang Wang / Director
Date:	1/8/2026

Yunqi Capital Limited

By:	/s/ Christopher Min Fang Wang
Christopher Min Fang Wang / Director
Date:	1/8/2026

Yunqi Capital Cayman Limited

By:	/s/ Christopher Min Fang Wang
Christopher Min Fang Wang / Director
Date:	1/8/2026

Christopher Min Fang Wang

By:	/s/ Christopher Min Fang Wang
Christopher Min Fang Wang
Date:	1/8/2026

Yunqi China Special Investment A

By:	/s/ Christopher Min Fang Wang
Christopher Min Fang Wang / Director
Date:	1/8/2026

HS Group Master Fund II Ltd

By:	/s/ Michael Garrow
Michael Garrow / Director
Date:	1/8/2026

HS Group (Hong Kong) Limited

By:	/s/ Michael Garrow
Michael Garrow / Director
Date:	1/8/2026

HS Group Ltd

By:	/s/ Michael Garrow
Michael Garrow / Director
Date:	1/8/2026